UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 5, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Streeterville Capital, LLC Transaction

On April 5, 2024, Novo Integrated Sciences, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Holder”), pursuant to which the Company issued a secured convertible promissory note (the “Note”) with a maturity date of April 8, 2025 (the “Maturity Date”), in the principal sum of $6,210,000 (the “Principal Sum”). Pursuant to the terms of the Note, the Company agreed to pay the Principal Sum to the Holder and to pay interest on the principal balance at the rate of 10.9% per annum. The Note carries an original issue discount (“OID”) of $660,000. In addition, $50,000 was withheld from the Principal Sum to cover the Holder’s transaction costs. Accordingly, on April 8, 2024, the Holder paid the purchase price of $5,500,000 in exchange for the Note. Upon receipt of the Purchase Price, the Company repaid in full the remaining outstanding balances under that certain promissory note in the original principal amount of $3,500,000 issued on September 12, 2023, as well as that certain promissory note in the original principal amount of $277,777.77 issued on September 18, 2023.

The Holder may convert the Note into the Company’s common stock (the “Common Stock”) on any trading day (and the following trading day) that any intraday trade price of the Common Stock is 10% greater than the closing trade price on the previous trading day (each a “Voluntary Conversion”). With respect to any Voluntary Conversion, the conversion price is equal to 85% of the lowest daily volume weighted average price of the Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date (the “Conversion Price”), subject to adjustment as provided in the Note as well as beneficial ownership limitations.

Beginning on October 8, 2024, Holder shall have the right to redeem up to $950,000 of the Note per calendar month. The Company is required to pay such redemption amounts in cash, provided, however, that if certain equity conditions are satisfied, then the Company may pay all or any portion of such applicable redemption amount by issuing shares of Common Stock at the applicable Conversion Price at such time.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 105% of the Outstanding Balance (as defined below). “Outstanding Balance” means the Principal Sum then outstanding plus accrued and unpaid interest. The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of covenants in the Note or SPA.

Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Outstanding Balance plus the Trigger Effect (as defined herein). The “Trigger Effect” means 20% of the Outstanding Balance upon the occurrence of any Major Trigger Event (as defined in the Note) and 5% of the Outstanding Balance upon the occurrence of any Minor Trigger Event (as defined in the Note). The Trigger Effect for any Minor Trigger Event may occur up to three times. Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law.

In addition to the beneficial ownership limitations provided in the Note, the sum of the number of shares of Common Stock that may be issued under the SPA and Note shall be limited to 19.99% of the outstanding Common Stock of the Company on April 5, 2024, unless shareholder approval to exceed such limitation is obtained by the Company. The Company is required, under the terms of the Note, to seek shareholder approval with respect to the transaction within 6 months of April 5, 2024. If the Company is unable to obtain such shareholder approval within 9 months of April 5, 2024, then the Company must repay the Note in cash.

The SPA contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, registration rights with respect to the Common Stock underlying the Note. The SPA also requires the Company to file a registration statement covering the Holder’s resale of the Common Stock underlying the Note within 75 days of the closing date.

In connection with the Note and SPA, the Company and the Holder also entered into a security agreement (the “Security Agreement”). Pursuant to the Security Agreement, the Company granted the Holder a security interest in all of the assets of the Company.

Acenzia Inc. (“Acenzia”), a wholly owned subsidiary of the Company, entered into a guaranty with the Holder on April 5, 2024 (the “Acenzia Guaranty”). Acenzia guaranteed the repayment of the Note and granted the Holder a security interest in the assets of Acenzia, including but not limited to the property located at 1580 Rossi Drive, Tecumseh, Ontario, Canada. Further, Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of the Company, entered into a guaranty with the Holder on April 5, 2024 (the “NHL Guaranty”). NHL guaranteed the repayment of the Note and granted the Holder a security interest in the assets of NHL.

The foregoing descriptions of the Note, SPA, Security Agreement, Acenzia Guaranty, and NHL Guaranty do not purport to be complete and are qualified in its entirety by reference to the full text of the Note, SPA, Security Agreement, Acenzia Guaranty, and NHL Guaranty, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the equity securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the recipient is an accredited investor, the recipient acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01. Regulation FD Disclosure.

On April 11, 2024, the Company issued a press release announcing the Company’s entry into the SPA and repayment in full of the remaining outstanding balances for the Mast Hill and FirstFire notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC
10.2	Securities Purchase Agreement, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC
10.3	Security Agreement, dated as of April 5, 2024, by and between Novo Integrated Sciences, Inc. and Streeterville Capital, LLC
10.4	Guaranty, dated as of April 5, 2024, by and between Acenzia Inc. and Streeterville Capital, LLC
10.5	Guaranty, dated as of April 5, 2024, by and between Novo Healthnet Limited and Streeterville Capital, LLC
99.1	Press release of the registrant issued on April 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 11, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer